Natus Medical Announces First Quarter 2021 Financial Results

	Q1-2021	Key Results
Revenue (millions)	$114.9
➢ Revenue increased 5% compared to Q1 2020 and in-line with Q1 2019
➢ Generated $24.7 million in operating cash flow
➢ GAAP and Non-GAAP EPS increased by $0.18 and $0.12, respectively compared to Q1 2020

GAAP EPS	$0.07
Non-GAAP EPS	$0.16

PLEASANTON, Calif. (May 6, 2021) - Natus Medical Incorporated (NASDAQ:NTUS) (the “Company” or “Natus”), a leading provider of medical device solutions focused on the diagnosis and treatment of central nervous and sensory system disorders for patients of all ages, today announced financial results for the three months ended March 31, 2021.

For the first quarter ended March 31, 2021, the Company reported revenue of $114.9 million, an increase of 5.1% compared to $109.4 million reported for the first quarter 2020. GAAP gross margin was 57.9% during the first quarter of 2021 compared to 57.4% in the first quarter 2020. GAAP net income was $2.4 million, or $0.07 earnings per diluted share, compared with GAAP net loss of $3.6 million, or $0.11 loss per share in the first quarter 2020.

Non-GAAP gross margin was 59.6% in the first quarter 2021 compared to 59.2% reported for the first quarter of 2020. Non-GAAP earnings per diluted share was $0.16 for the first quarter 2021, compared to $0.04 in the first quarter 2020. Non-GAAP net income was $5.4 million in the first quarter 2021 compared to $1.3 million in the first quarter 2020.

“Our revenues in the first quarter of 2021 grew 5% compared to first quarter in 2020, which was impacted by the pandemic late in the quarter. Our Neuro, Newborn Care and Hearing and Balance end markets all experienced growth compared to the first quarter of 2020. Our Non-GAAP earnings per share grew significantly from the first quarter of 2020 and 100% compared to the first quarter of 2019 on similar revenues, as a result of the operating expense improvements we delivered over the last two years,” said Jonathan Kennedy, President and Chief Executive Officer of Natus.

“We are optimistic in the pace of our revenue recovery in 2021 compared to 2020. We continue to believe our efforts to reduce our cost structure and continued investments in new products will drive long term revenue growth and profitability. We see strong customer interest in our newly released Retcam® Envision and Algo® 7i newborn hearing screener and our Otoscan® digital ear scanner continues to build momentum in the market,” Mr. Kennedy concluded.

Financial Guidance

For the second quarter 2021, the Company's revenue is expected to be between $112.0 million and $116.0 million and non-GAAP earnings per share is expected to be between $0.26 and $0.32.

For the full year 2021, the Company's revenue is expected to be between $463.5 million and $473.5 million and non-GAAP earnings per share is expected to be between $1.11 and $1.26.

The Company's non-GAAP earnings per share guidance excludes charges for amortization expense associated with intangible assets from prior acquisitions, certain other expenses, and related tax effect, which the Company expects to be approximately $4.4 million and $16.0 million for the second quarter 2021 and full year, respectively, which the Company expects will reduce GAAP earnings per share by approximately $0.13 and $0.47 for the respective periods.
Use of Non-GAAP Financial Measures

The Company presents in this release its non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP gross margin and non-GAAP operating margin results which exclude amortization expense associated with certain acquisition-related intangibles, restructuring charges, certain discrete items, direct costs of acquisitions, and the related tax effects. A reconciliation between non-GAAP and GAAP financial measures is included in this press release.

The Company believes that the presentation of results excluding these charges or gains provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and better reflects the ongoing economics of the Company's operations. The Company believes these non-GAAP financial measures facilitate comparison of operating results across reporting periods.

Specifically, the Company excludes the following charges, gains, and their related tax effects in the calculation of non-GAAP net income, non-GAAP earnings per diluted share and non-GAAP operating profit: 1) Non-cash amortization expense associated with certain acquisition-related intangibles. The charges reflect an estimate of the cost of acquired intangible assets over their estimated useful lives. 2) Restructuring and other non-recurring charges. The Company has over time completed multiple acquisitions of other companies and businesses. Following an acquisition, the Company will, as it determines appropriate, initiate restructuring events to eliminate redundant costs. Restructuring expenses, which are excluded in the non-GAAP items, are exclusively related to permanent reductions in our workforce and redundant facility closures. Other non-recurring costs are associated with the transition of the executive management team. These costs can include stock compensation from accelerated vesting of stock, severance payouts and related payroll expenses. 3) Certain discrete items. These items represent significant infrequent charges or gains that management believes should be viewed outside of normal operating results, and each significant discrete transaction is evaluated to determine whether it should be excluded from non-GAAP reporting. These items are specifically identified when they occur. 4) Direct costs of acquisitions. These are direct acquisition-related costs that occur when the Company makes an acquisition, such as professional fees, due diligence costs, and earn-out adjustments.

The Company applies GAAP methodologies in computing its non-GAAP tax provision by determining the annual expected effective tax rate after taking into account items excluded for non-GAAP financial reporting purposes.  The Company’s non-GAAP tax expense and its non-GAAP effective tax rate are generally higher than its GAAP tax expense and GAAP effective tax rate because the income subject to taxes would be higher due to the effect of the expenses excluded from non-GAAP financial reporting. The nature of each quarterly discrete transaction will be evaluated to determine whether it should be excluded from non-GAAP reporting.

The Company's management uses these non-GAAP financial measures in assessing the Company's performance and when planning, forecasting, and analyzing future periods and the Company believes that investors also benefit from being able to refer to these non-GAAP financial measures along with the GAAP operating results. These non-GAAP financial measures also facilitate management's internal comparisons to the Company's historical performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated.

Conference Call

Natus has scheduled a conference call to discuss this announcement beginning at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) today, May 6, 2021. Individuals interested in listening to the conference call may do so by dialing 1-844-634-1441 for domestic callers, or 1-508-637-5658 for international callers, and entering reservation code 5608595. A telephone replay will be available for 48 hours following the conclusion of the call by dialing 1-855-859-2056 for domestic callers, or 1-404-537-3406 for international callers, and entering reservation code 5608595. The conference call also will be available real-time via the Internet at http://investor.natus.com, and a recording of the call will be available on the Company’s website for 90 days following the completion of the call.

About Natus Medical Incorporated

Natus is a leading provider of medical device solutions focused on the diagnosis and treatment of central nervous and sensory system disorders for patients of all ages.

Additional information about Natus Medical can be found at www.natus.com.

Forward-Looking Statements

This press release contains forward-looking statements, which are generally statements that are not historical facts. Forward-looking statements can be identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will”, “outlook” and similar expressions. Forward-looking statements are based on management's current plans, estimates, assumptions and projections, and speak only as of the date they are made. These statements relate to current estimates and assumptions of our management as of the date of this press release and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. The Company's future results could differ materially due to a number of factors, including the business, social and economic impact of the COVID-19 pandemic on the Company's business and results of operations, the ability of the Company to realize the anticipated benefits from its new structure or from its consolidation strategy, effects of competition, the Company's ability to successfully integrate and achieve its profitability goals from recent acquisitions, the demand for Natus products and services, the impact of adverse global economic conditions and changing governmental regulations, including foreign exchange rate changes, on the Company's target markets, the Company's ability to expand its sales in international markets, the Company's ability to maintain current sales levels in a mature domestic market, the Company's ability to control costs, risks associated with bringing new products to market, and the Company's ability to fulfill product orders on a timely basis, as well as those factors identified under the heading Item 1A “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Natus disclaims any obligation to update information contained in any forward looking statement, except as required by law.

Natus Medical Incorporated
Drew Davies
Executive Vice President and Chief Financial Officer
(925) 223-6700
InvestorRelations@Natus.com

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	March 31, 2021	March 31, 2020
Revenue	$114,927	$109,383
Cost of revenue	46,688	44,933
Intangibles amortization	1,751	1,668
Gross profit	66,488	62,782
Gross profit margin	57.9%	57.4%
Operating expenses:
Marketing and selling	28,971	30,730
Research and development	14,040	17,569
General and administrative	14,855	13,182
Intangibles amortization	3,897	3,661
Restructuring	205	871
Total operating expenses	61,968	66,013
Income (loss) from operations	4,520	(3,231)
Interest expense	(766)	(717)
Other expense, net	(890)	(777)
Income (loss) before provision for (benefit from) income tax	2,864	(4,725)
Provision for (benefit from) income tax	468	(1,128)
Net income (loss)	$2,396	$(3,597)
Net income (loss) per share:
Basic	$0.07	$(0.11)
Diluted	$0.07	$(0.11)
Weighted-average shares:
Basic	33,611	33,800
Diluted	33,782	33,800

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	March 31,	December 31,
	2021	2020
ASSETS

Current assets:
Cash and investments	$80,549	$82,082
Accounts receivable	91,326	93,133
Inventories	69,467	75,650
Other current assets	24,477	20,837
Total current assets	265,819	271,702

Property and equipment	23,282	24,516
Operating lease right-of-use assets	10,776	11,669
Goodwill and intangible assets	234,762	244,040
Deferred income tax	26,321	27,563
Other assets	20,408	20,904
Total assets	$581,368	$600,394

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$24,486	$23,429
Current portion of long-term debt	36,523	50,000
Accrued liabilities	45,792	44,236
Deferred revenue	23,669	21,308
Current portion of operating lease liabilities	6,006	6,779
Total current liabilities	136,476	145,752

Long-term debt	—	5,840
Deferred income tax	9,915	10,298
Long-term operating lease liabilities	8,181	8,959
Other long-term liabilities	17,864	18,451
Total liabilities	172,436	189,300
Total stockholders’ equity	408,932	411,094
Total liabilities and stockholders’ equity	$581,368	$600,394

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in thousands)

	Three Months Ended
	March 31, 2021	March 31, 2020
Operating activities:
Net income (loss)	$2,396	$(3,597)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for losses on accounts receivable	101	522
Depreciation and amortization	7,257	6,994
Loss on equity method investment	136	—
(Gain) loss on disposal of property and equipment	8	42
Warranty reserve	341	704
Share-based compensation	3,114	2,291
Loss on commencement of sales-type leases	6	295
Changes in operating assets and liabilities:
Accounts receivable	4,962	15,612
Inventories	4,139	(3,443)
Prepaid expenses and other assets	(4,028)	(1,060)
Accounts payable	1,303	6,038
Accrued liabilities	1,172	(9,329)
Deferred revenue	2,732	2,190
Deferred income tax	1,064	103
Net cash provided by operating activities	24,703	17,362
Investing activities:
Purchase of property and equipment	(731)	(3,575)
Net cash used in investing activities	(731)	(3,575)
Financing activities:
Repurchase of common stock	—	(10,495)
Taxes paid related to settlement of equity awards	(1,150)	(1,883)
Principal payments of financing lease liability	(125)	(133)
Proceeds from long-term borrowings	—	60,000
Payments on borrowings	(20,000)	(15,000)
Net cash provided by (used in) financing activities	(21,275)	32,489
Exchange rate changes effect on cash and cash equivalents	(4,230)	(2,557)
Net increase (decrease) in cash and cash equivalents	(1,533)	43,719
Cash and cash equivalents, beginning of period	82,082	63,297
Cash and cash equivalents, end of period	$80,549	$107,016

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTMENTS (unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	March 31, 2021	March 31, 2020
GAAP based results:
Income (loss) before provision for income tax	$2,864	$(4,725)

Non-GAAP adjustments:
Intangibles amortization (COGS)	1,751	1,668
Restructuring and other non-recurring costs (COGS)	611	290
COVID-19 relief (COGS)	(402)	—
Intangibles amortization (OPEX)	3,897	3,661
Direct costs of acquisitions (OPEX)	21	—
Restructuring and other non-recurring costs (OPEX)	579	817
COVID-19 relief (OPEX)	(2,512)	—
Non-GAAP income (loss) before provision for (benefit from) income tax	6,809	1,711

Income tax expense (benefit), as adjusted	$1,397	$410

Non-GAAP net income	$5,412	$1,301
Non-GAAP earnings per share:
Basic	$0.16	$0.04
Diluted	$0.16	$0.04

Weighted-average shares used to compute
Basic non-GAAP earnings per share	33,611	33,800
Diluted non-GAAP earnings per share	33,782	33,886

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTMENTS (unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	March 31, 2021	March 31, 2020
GAAP Gross Profit	$66,488	$62,782
Amortization of intangibles	1,751	1,668
COVID-19 relief	(402)	—
Restructuring and other non-recurring costs	611	290
Non-GAAP Gross Profit	$68,448	$64,740
Non-GAAP Gross Margin	59.6%	59.2%

GAAP Operating Income (Loss)	$4,520	$(3,231)
Amortization of intangibles	5,648	5,329
COVID-19 relief	(2,914)	—
Restructuring and other non-recurring costs	1,190	1,107
Direct cost of acquisitions	21	—
Non-GAAP Operating Income	$8,465	$3,205
Non-GAAP Operating Margin	7.4%	2.9%

GAAP Income Tax Expense (Benefit)	$468	$(1,128)
Effect of accumulated change of pretax income	1,006	1,568
Effect of change in annual expected tax rate	(77)	(30)
Non-GAAP Income Tax Expense (Benefit)	$1,397	$410

	Three Months Ended	Twelve Months Ended
	June 30, 2021	December 31, 2021
GAAP EPS Guidance	$0.13 - $0.19	$0.64 - $0.79
Amortization of intangibles	0.16	0.63
Restructuring and other non-recurring costs	0.01	(0.02)
Tax effect	(0.04)	(0.14)
Non-GAAP EPS Guidance	$0.26 - $0.32	$1.11 - $1.26

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
GROSS MARGIN BY END MARKETS (unaudited)
(in thousands)

	Three Months Ended
	March 31, 2021	March 31, 2020
Neuro:
Revenue	$69,055	$65,350
Cost of revenue	27,508	25,249
Intangibles amortization	776	879
Gross profit	$40,771	$39,222
Gross profit margin	59.0%	60.0%

Newborn Care:
Revenue	$25,939	$24,232
Cost of revenue	10,928	9,898
Intangibles amortization	67	63
Gross profit	$14,944	$14,271
Gross profit margin	57.6%	58.9%

Hearing & Balance:
Revenue	$19,933	$19,801
Cost of revenue	8,252	9,786
Intangibles amortization	908	726
Gross profit	$10,773	$9,289
Gross profit margin	54.0%	46.9%

Consolidated:
Revenue	$114,927	$109,383
Cost of revenue	46,688	44,933
Intangibles amortization	1,751	1,668
Gross profit	$66,488	$62,782
Gross profit margin	57.9%	57.4%

Note: In 2020 the cost of Field Service within cost of revenue has been restated to reflect the appropriate allocation to Hearing & Balance.

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP GROSS MARGIN BY END MARKETS (unaudited)
(in thousands)

	Three Months Ended
	March 31, 2021	March 31, 2020
Neuro:
GAAP Gross Profit	$40,771	$39,222
Amortization of intangibles	776	879
COVID-19 relief	(121)	—
Restructuring and other non-recurring costs	296	—
Non-GAAP Gross Profit	$41,722	$40,101
Non-GAAP Gross Margin	60.4%	61.4%

Newborn Care:
GAAP Gross Profit	$14,944	$14,271
Amortization of intangibles	67	63
Restructuring and other non-recurring costs	203	290
Non-GAAP Gross Profit	$15,214	$14,624
Non-GAAP Gross Margin	58.7%	60.3%

Hearing & Balance:
GAAP Gross Profit	$10,773	$9,289
Amortization of intangibles	908	726
COVID-19 relief	(281)	—
Restructuring and other non-recurring costs	112	—
Non-GAAP Gross Profit	$11,512	$10,015
Non-GAAP Gross Margin	57.8%	50.6%

Consolidated:
GAAP Gross Profit	$66,488	$62,782
Amortization of intangibles	1,751	1,668
COVID-19 relief	(402)	—
Restructuring and other non-recurring costs	611	290
Non-GAAP Gross Profit	$68,448	$64,740
Non-GAAP Gross Margin	59.6%	59.2%

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
GEOGRAPHIC REVENUE (unaudited)
(in thousands)

	Three Months Ended
	March 31, 2021	March 31, 2020
Consolidated Revenue:
United States	$67,772	$68,338
International	47,155	41,045
Totals	$114,927	$109,383

United States	59%	62%
International	41%	38%
Totals	100%	100%

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
REVENUE AFTER EXITED PRODUCTS (unaudited)
(in millions)

	Three Months Ended		Twelve Months Ended
	March 31, 2021	March 31, 2020	December 31, 2020	December 31, 2019
Revenue	$114.9	$109.4	$415.7	$495.1
Newborn care*	—	—	—	(4.5)
Neuro*	—	—	—	(1.2)
Hearing & balance*	—	—	—	(0.1)
Revenue after exited products	$114.9	$109.4	$415.7	$489.3

*Newborn care, Neuro, and Hearing & balance include exited businesses (GND, Neurocom, Medix) and other end of sales products.